                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES


Presley Homes (formerly The Presley Companies)

   State of Incorporation: California

PH Institutional Ventures

   State of Incorporation: California

PH Ventures - San Jose

   State of Incorporation: California

PH-LP Ventures

   State of Incorporation: California

California Equity Funding, Inc.

   State of Incorporation: California

Presley CMR, Inc.

   State of Incorporation: California

HSP, Inc.

   State of Incorporation: California

Presley Mortgage Company

   State of Incorporation: California

Presley Southwest, Inc.

   State of Incorporation: Arizona

PH-Rielly Ventures

   State of Incorporation: Arizona


Other names under which The Presley Companies conducts business:

Presley of Southern California
Presley of Northern California
Presley of San Diego
Presley of Arizona
Presley of New Mexico
Presley of Nevada
Carmel Mountain Ranch
Sun Lakes Country Club
Presley Homes-Thousand Oaks, LP
Presley Torrey I Associates, LLC
Presley Torrey II Associates, LLC

                                  EXHIBIT 21.1

                              LIST OF SUBSIDIARIES
                                   (CONTINUED)



Presley Mercy Associates, LLC
Cerro Plata Associates, LLC
Laurel Creek Associates, LLC
Stonecrest - San Diego, LP
White Cloud Estates - Simi Valley, LP
PHI Otay Ranch Associates, LLC
PHI Castle Creek Associates, LLC
Presley-Rielly Orange Groves, LLC
Fairway Farms, LLC